UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  October 30, 2008

ISONICS CORPORATION

(Name of small business issuer as specified in its charter)

California	001-12531	77-0338561
State of	Commission File	IRS Employer
Incorporation	Number	Identification No.

535 8th Avenue, 3rd Floor, New York, NY 10018-2491

Address of principal executive offices

(212) 356-7400

Telephone number, including

Area code

Not applicable
Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.02 Unregistered Sales of Equity Securities

In May, June and November 2006, and April 2007, Company issued YA Global Investments, L.P. (“YA Global”), formerly known as Cornell Capital Partners, LP, a total of four convertible debentures having an aggregate face amount of $18,000,000.  On June 13, 2008 the Company issued YA Global a non-convertible term note in the face amount of $1,175,000, and on the same date issued non-convertible notes to replace both the debenture originally issued in June 2006 and the debenture originally issued in November 2006.  Further, as described above on November 3, 2008 the Company issued YA Global another non-convertible term note in the face amount of $375,000.  Accordingly, only the debentures originally issued in May 2006 (the “May 2006 Debenture”) and April 2007 are still convertible into shares of our common stock.

On both October 22, 2008 and October 30, 2008 YA Global converted a portion of the May 2006 Debenture into shares of Company common stock to partially satisfy the amount due under that debenture.  On those dates YA Global did not convert any portion of the other debentures or notes issued to YA Global into shares of our common stock, and therefore only the amount due under the May 2006 was reduced.  The following sets forth the information required by Item 701 of Regulation S-K in connection with the issuances:

1.             On October 22, 2008 YA Global converted $1,600 of face amount of the May 2006 Debenture into 1,142,857 shares of Company common stock.

(a)           The transaction was completed effective as of October 22, 2008.

(b)           There was no placement agent or underwriter for the transaction.

(c)           The shares were not issued in consideration for cash, however the amount due under the May 2006 Debenture was reduced by $1,600.

(d)           We relied on the exemptions from registration provided by Sections 4(2) and 4(6) under the Securities Act of 1933 for this transaction.  We did not engage in any public advertising or general solicitation in connection with this transaction, and we provided YA Global with disclosure of all aspects of our business, including our reports filed with the Securities and Exchange Commission, our press releases, and other financial, business, and corporate information. We believe that YA Global obtained all information regarding the Company it requested, received answers to all questions it (and its advisors) posed, and otherwise understood the risks of accepting our securities for investment purposes.  Further, based on representations previously made to us, we believe that YA Global is an accredited investor.

(e)           The common stock issued in this transaction is not convertible or exchangeable.

2.             On October 30, 2008 YA Global converted $1,200 of face amount of the May 2006 Debenture into 1,200,000 shares of Company common stock.

(a)           The transaction was completed effective as of October 30, 2008.

(b)           There was no placement agent or underwriter for the transaction.

(c)           The shares were not issued in consideration for cash, however the amount due under the May 2006 Debenture was reduced by $1,200.

(d)           We relied on the exemptions from registration provided by Sections 4(2) and 4(6) under the Securities Act of 1933 for this transaction.  We did not engage in any public advertising or general solicitation in connection with this transaction, and we provided YA Global with disclosure of all aspects of our business, including our reports filed with the Securities and Exchange Commission, our press releases, and other financial, business, and corporate information. We believe that YA Global obtained all information regarding the Company it requested, received answers to all questions it (and its advisors) posed, and otherwise understood the risks of accepting our securities for investment purposes.  Further, based on representations previously made to us, we believe that YA Global is an accredited investor.

(e)           The common stock issued in this transaction is not convertible or exchangeable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 5th day of November 2008.

Isonics Corporation

By:	/s/ Chris Toffales
Chris Toffales
Chief Executive Officer